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                                                               Exhibit 10.14

                           CLINICAL TRIAL AGREEMENT

      THIS AGREEMENT is made and entered into as of the 12th day of December, 1994 (hereinafter "Effective Date") by and between

      SLOAN-KETTERING INSTITUTE FOR CANCER RESEARCH and its affiliate, MEMORIAL HOSPITAL FOR CANCER AND ALLIED DISEASES, both having a principal place of business at 1275 York Avenue, New York, New York 10021, membership corporations of the State of New York (hereinafter "SKI/MEMORIAL") and

      ACTIVE BIOTHERAPIES, INC., a corporation of the State of Delaware having its principal place of business at 777 Old Saw Mill River Road, Tarrytown, New York 10591, (hereinafter "ABI").

                                 WITNESSETH

      WHEREAS, SKI/MEMORIAL has established and maintains a Clinical Immunology Service, a Division of Hematologic Oncology, in the Department of Medicine and has acquired expertise in conducting research investigations, clinical trials and laboratory test evaluations; and

      WHEREAS, ABI conducts business in the development, manufacture and sale of therapeutic products; and

      WHEREAS, ABI desires SKI/MEMORIAL to conduct a clinical trial to determine the safety and efficacy of GM2 covalently attached to KLH plus the immunological adjuvant QS-21 in patients with melanoma (hereinafter "GM2-KLH conjugate"), said trial entitled

      VACCINATION OF MELANOMA PATIENTS WITH GM2 COVALENTLY ATTACHED TO KLH (GM2-KLH) PLUS THE IMMUNOLOGICAL ADJUVANT QS-21: TRIAL COMPARING DOSES OF GM2-KLH

(hereinafter the "Study").

       NOW, THEREFORE intending to be legally bound and upon the terms, conditions and covenants hereinafter set forth, SKI/MEMORIAL and ABI agree as follows:

                           ARTICLE I - THE STUDY

       1.1 The Study under this Agreement will be conducted under the protocol approved by SKI/MEMORIAL's Human Subject Institutional Review Board (hereinafter "IRB"), based on the protocol annexed hereto as Exhibit A (hereinafter "Protocol"). SKI/MEMORIAL shall submit the Protocol for approval
to the IRB.    ABI shall supply Study drug after ABI has:

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       a.  received a mutually executed copy of this Agreement;

       b. received documentation from the Office of Industrial Affairs that SKI/MEMORIAL's IRB has approved the Protocol;

       Promptly after SKI/MEMORIAL's IRB has approved the final Protocol, the Principal Investigator shall forward a copy to the Office of Industrial Affairs, and the Office of Industrial Affairs shall forward a copy to ABI. The Principal Investigator shall also forward to the Office of Industrial Affairs any subsequent change to the Protocol, and the Office of Industrial Affairs shall forward the change to ABI.

       1.2 As part of this Agreement, SKI/MEMORIAL shall appoint Dr. Paul B. Chapman and/or such other physicians as it may deem appropriate as investigators (hereinafter "Investigators") to oversee the Study. If Dr. Chapman should become unable to complete the Study, SKI/MEMORIAL shall consult with ABI regarding the appointment of a new principal investigator. SKI/MEMORIAL will negotiate in good faith to select a new principal investigator so that the Study can continue.

       1.3 The Investigators on behalf of SKI/MEMORIAL shall prepare and maintain records and case histories with all pertinent data documented as required by the Protocol on case report forms supplied by ABI. All patient data shall be kept confidential. Information provided to ABI shall not disclose patient names, except to the extent that the patient consent form permits.

       1.4 The Investigators shall also immediately notify ABI of any adverse reaction in the course of the Study of which they become aware.

       1.5 All applicable government laws, rules, regulations and guidelines, including those of the United States Food and Drug Administration
(hereinafter the "FDA"), shall be adhered to by SKI/MEMORIAL and ABI in the performance and documentation of the Study.

       1.6 ABI shall provide SKI/MEMORIAL with any investigational protocols, pre-clinical or background information which are germane to the Study.

       1.7 ABI shall provide, without cost to SKI/MEMORIAL, sufficient amounts of its GM2-KLH conjugate to SKI/MEMORIAL to conduct the Study. SKI/MEMORIAL may not use this GM2-KLH conjugate in any way other than as specified in the Protocol.

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       1.8 SKI/MEMORIAL shall use reasonable efforts to obtain an institutional IND for purposes of conducting the Study. At ABI's request any time in the three years after the Effective Date, SKI/MEMORIAL will assign the IND to ABI at no additional charge and write a letter to the FDA to inform them of the assignment of the IND to ABI. ABI shall indemnify SKI/MEMORIAL for any use ABI makes of the IND after SKI/MEMORIAL has assigned it to ABI, including attorney fees.

                       ARTICLE II - SKI/MEMORIAL STAFF AND FACILITIES

       2.1 The Study shall be carried out at SKI/MEMORIAL under the supervision of SKI/MEMORIAL's IRB and the Investigators indicated above.

       2.2 SKI/MEMORIAL shall provide the physician, laboratory, statistical, and clinical support staff levels of effort required to complete the Study.

                                   ARTICLE III- REPORTS

       3.1 SKI/MEMORIAL shall keep ABI advised of the status of the Study via periodic reports. The frequency of such reports shall be mutually agreed to by both parties. There shall also be a final report of the Study presented to ABI.

       3.2 All reports submitted to ABI shall become the property of ABI and may be used by ABI without, however, making any reference to Memorial Sloan-Kettering Cancer Center, Memorial Hospital for Cancer and Allied Diseases or Sloan-Kettering Institute for Cancer Research, unless such reference appears in a communication with the FDA or as otherwise required by law. If ABI desires to make reference to any of the foregoing in utilizing the results of the Study, ABI must first obtain written consent from SKI/MEMORIAL. SKI/MEMORIAL shall respond to any such ABI's request for release of information within thirty (30) days after receiving ABI's request.

                          ARTICLE IV - PUBLICATION

       4.1 Notwithstanding anything contained herein to the contrary including without limitation Articles 5.1 and 9.6, SKI/MEMORIAL may freely publish the results of its investigative findings hereunder. The authorship and contents (including scientific conclusions and professional judgments) of any paper submitted shall be determined by SKI/MEMORIAL. SKI/MEMORIAL shall provide ABI with a copy of the papers prepared for publication prior to their submission to a scientific journal or presentation at scientific meetings. ABI shall have thirty (30) days to review the papers. ABI shall not make any editorial changes in the papers, but may delete any of its Confidential Information (as defined below) contained therein. ABI personnel shall be acknowledged with customary scientific practice.

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                  ARTICLE V - CONFIDENTIAL INFORMATION

       5.1 In order to effectively complete the Study, it may be necessary or desirable for the parties to disclose proprietary, trade secret and/or other confidential information (herein "Confidential Information") to one another. Each party agrees that any such Confidential Information disclosed to it or to its employees shall be used only in connection with the legitimate purposes of this Agreement; shall be disclosed only to those who have a need to know it, and shall be safeguarded with the same care normally afforded such Confidential Information in the possession, custody or control of the party receiving the Confidential Information provided, however, that the disclosing party specifies in writing the nature and identity of the Confidential Information and the manner and time of disclosure. The foregoing shall not apply when, after and to the extent the Confidential Information disclosed becomes generally available to the public through no fault of the receiving party, was already known to the receiving party at the time of disclosure as evidenced by written records in the possession of the receiving party prior to such time, or is subsequently received by the receiving party in good faith from a third party without breaching any confidential obligation between the third party and the disclosing party.

                           ARTICLE VI - COMPENSATION


       6.1 In consideration for SKI/MEMORIAL's participation and to cover the costs associated with the Study, ABI shall pay SKI/MEMORIAL a total of [***]














       6.2 SKI/MEMORIAL shall discuss, if ABI so requests, budgetary matters with ABI, but reserves the right to be the final control on budgetary categories and expenditures. SKI/MEMORIAL shall not be obligated to provide expenditure reports, or to submit to audits by ABI.

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[***] Confidential Treatment Requested

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       6.3 The checks shall be made payable to SLOAN-KETTERING INSTITUTE FOR
CANCER RESEARCH (Sloan-Kettering Institute Tax I.D. No. 13-1624182) and shall be forwarded to:

       Memorial Sloan-Kettering Cancer Center
       Office of Industrial Affairs
       1275 York Avenue
       New York, New York 10021

ABI should note on its check stub or in its transmittal letter that the payment relates to a Clinical Trial Agreement, SK#1267, under the direction of Dr. Paul B. Chapman.

                      ARTICLE VII - INDEPENDENT CONTRACTOR

       7.1 Both parties shall, at all times during the performance of this Agreement, remain as independent contractors and the Agreement shall not make the parties partners, joint venturers, or agents of one another. No party to this Agreement shall have the power to bind or obligate the other party.

                      ARTICLE VIII - TERM AND TERMINATION

       8.1 This Agreement shall commence on the Effective Date of this Agreement and shall continue until completion as provided in the Protocol, which is estimated at about twelve (12) months from the date hereof.

       8.2 This Agreement can be terminated by either SKI/MEMORIAL or ABI with or without cause upon thirty (30) days prior written notice without penalty to either party.

       8.3 In the event that a.) SKI/MEMORIAL terminates this Agreement prior to completion of the Study, the amount due to SKI/MEMORIAL from ABI shall be [***]

any time between the Effective Date and the date of termination of this Agreement and then completes the Protocol; or b.) ABI terminates this Agreement then in addition to [***]

       8.4 If ABI terminates the Agreement prior to completion of the Study, ABI shall, if permitted by law and requested by SKI/MEMORIAL, supply SKI/MEMORIAL, free of charge, with sufficient GM2-KLH conjugate to allow SKI/MEMORIAL to complete the treatment of those patients participating in the Study on the date of SKI/MEMORIAL's receipt of ABI's termination notice.

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*** Confidential Treatment Requested

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       8.5 Sections 3.2, 4.1, 5.1, 8.3, 8.4, 8.5, 9.1, 9.6 and 9.7 shall all survive the termination of this Agreement.

                               ARTICLE IX - GENERAL

       9.1 ABI shall indemnify, defend and hold SKI/MEMORIAL, and its affiliate corporation, Memorial Sloan-Kettering Cancer Center harmless from and against all claims, causes of action, suits, damages and costs arising out of, resulting from, or otherwise in respect of, the manufacture, sale and/or use of GM2-KLH conjugate except where such claims, causes of action, suits, damages and costs are the result of negligence on behalf of SKI/MEMORIAL, its staff or agents. ABI shall have no obligation to indemnify, defend or hold SKI/MEMORIAL harmless against liability, loss or damage arising from a failure by SKI/MEMORIAL, its staff or agents to; (i) comply with any applicable FDA or other governmental requirement or; (ii) adhere to the terms of the Protocol.

       SKI/MEMORIAL shall indemnify, defend and hold ABI harmless from and against all claims, causes of action, suits, damages and costs arising out of, resulting from, or otherwise in respect of, the manufacture, sale and/or use of GM2-KLH conjugate except where such claims, causes of action, suits, damages and costs are the result of negligence on behalf of ABI, its staff or agents. SKI/MEMORIAL shall have no obligation to indemnify, defend or hold ABI harmless against liability, loss or damage arising from a failure by ABI, its staff or agents to; (i) comply with any applicable FDA or other governmental requirement or; (ii) adhere to the terms of the Protocol.

       9.2 No right or license is granted under this Agreement by either party to the other either expressly or by implication, except those specifically set forth herein.

       9.3 Nothing contained within this Agreement shall impose an obligation of exclusivity on one party by the other. Both parties reserve the right to enter into and participate in other activities (either alone or with a third party) including, but not limited to, clinical trials and sponsored research projects.

       9.4 All matters affecting the interpretation, validity and performance of this Agreement shall be governed by the laws of the State of New York applicable to agreements made and to be performed wholly within the State of New York. This Agreement, including the Protocol, sets forth the entire understanding between the parties

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herein, and cannot be changed or amended except by written agreement executed
by the parties.     In the event of any inconsistency in this Agreement, the
inconsistency shall be resolved by giving precedence first, to the Articles of this Agreement, and then, to the Protocol. This Agreement may not be assigned by either party without the prior written consent of the other party.

       9.5 All notices to be given by either party to the other shall be made in writing by hand delivery or by registered or certified mail, return receipt requested and addressed to the parties at the following addresses respectively:

       Sloan-Kettering Institute for Cancer Research
       1275 York Avenue
       New York, New York 10021

       (Attention: Director, Office of Industrial Affairs)
       (Copy:      James S. Quirk, Senior Vice President)

       Active Biotherapies, Inc.
       777 Old Saw Mill River Road
       Tarrytown, New York 10591

       (Attention: Paul J. Madddon, M.D., Ph.D.
                   President and CEO)

Any notice shall be effective as of its date of receipt.

       9.6 Except as set forth in articles 5.1 and 4.1, as required by law and/or as may be required in order to maintain a party's status as an exempt organization under Section 501(c) (3) of the Internal Revenue Code and regulations thereunder, neither SKI/MEMORIAL nor ABI shall release any information, publicity, news releases or other public announcement, written or oral, with regard to the Agreement or any amendment thereto or to performance hereunder, to newspapers or any other mass communication media without the prior written approval of the other party. SKI/MEMORIAL shall respond to any such ABI's request for release of information within thirty
(30) days after receiving ABI's request. ABI shall not use the name of Memorial Sloan-Kettering Cancer Center, Memorial Hospital for Cancer and Allied Diseases or Sloan-Kettering Institute for Cancer Research, or a variant of any of the foregoing in any advertising, packaging or other promotional material in connection with the GM2-KLH conjugate except as may be required by law.

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       IN WITNESS THEREOF, SKI/MEMORIAL and ABI have caused this Agreement to be executed in duplicate by their respective duly authorized officers.

ACTIVE BIOTHERAPIES, INC.              SLOAN-KETTERING INSTITUTE
                                       FOR CANCER RESEARCH, AND

By: /s/ Paul J. Maddon                 MEMORIAL HOSPITAL FOR AND
   ---------------------------         ALLIED DISEASES
Paul J. Maddon, M.D., Ph.D.
 President and CEO

Date:  Dec. 23, 1994                 By: /s/ James S. Quirk
     ----------                         -------------------------------
                                             James S. Quirk
                                          Senior Vice President
                                        Research Resources Management

                                     Date: Dec. 12, 1994
                                          -------

                                     By: /s/ Paul B. Chapman
                                        -------------------------------
                                            Paul B. Chapman, M.D.
                                            Principal Investigator

                                     Date: Dec 4, 1994
                                           -------

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